SIFCO Industries, Inc. (“SIFCO”) Announces
First Quarter Fiscal 2018 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its first quarter of fiscal 2018, which ended December 31, 2017.
Fiscal Year

•	Net sales in the first quarter of fiscal 2018 decreased 23.0% to $24.3 million, compared with $31.5 million in fiscal 2017.

•	Net loss for the first quarter of fiscal 2018 was $0.9 million, or $(0.17) per diluted share, compared with net loss of $2.6 million, or $(0.48) per diluted share, in the first quarter of fiscal 2017.

•	EBITDA was $1.5 million in the first quarter of fiscal 2018 compared with $0.9 million in the first quarter of fiscal 2017.

•	Adjusted EBITDA in the first quarter of fiscal 2018 was a slight loss compared with Adjusted EBITDA of $2.0 million in the first quarter of fiscal 2017.

CEO Peter W. Knapper stated, "The primary components of our rationalization are now in place. While our first quarter revenue was impacted by a planned refurbishment of a major piece of equipment at our Italy location, the work was successfully completed, and the equipment was returned to service in late December, with excellent results. Further, we were able to improve EBITDA as compared to the same quarter last year, even with significantly lower revenue, reflecting the benefits of improved operating efficiencies demonstrated by our team. As we move forward, we are excited to be able to focus all our efforts on utilizing our new structure to serve our customers and stakeholders."

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

The Company's Form 10-K for the year ended September 30, 2017 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

First Quarter Ended December 31
(Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2017	2016
Net sales	$24,251	$31,473
Cost of goods sold	22,222	27,305
Gross profit	2,029	4,168
Selling, general and administrative expenses	4,072	5,303
Amortization of intangible assets	425	592
Gain on disposal of operating assets	(1,400)	(6)
Operating loss	(1,068)	(1,721)
Interest income	(9)	(14)
Interest expense	444	678
Foreign currency exchange (gain) loss, net	(36)	4
Other income, net	(316)	(107)
Loss from operations before income tax expense	(1,151)	(2,282)
Income tax expense (benefit)	(240)	327
Net loss	$(911)	$(2,609)

Net loss per share
Basic	$(0.17)	$(0.48)
Diluted	$(0.17)	$(0.48)

Weighted-average number of common shares (basic)	5,502	5,467
Weighted-average number of common shares (diluted)	5,502	5,467

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because it believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:

•	Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;

•	The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and

•	Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended
	December 31,
	2017	2016
Net loss	$(911)	$(2,609)
Adjustments:
Depreciation and amortization expense	2,191	2,515
Interest expense, net	435	664
Income tax expense (benefit)	(240)	327
EBITDA	1,475	897
Adjustments:
Foreign currency exchange (gain) loss, net (1)	(36)	4
Other income, net (2)	(316)	(107)
Gain on disposal of operating assets (3)	(1,400)	(6)
Equity compensation (4)	194	158
LIFO impact (5)	52	107
Orange expansion (6)	—	953
Adjusted EBITDA	$(31)	$2,006

(1)	Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.

(2)
Represents miscellaneous non-operating income or expense, primarily rental income from the Company's Irish subsidiary and in the three months ended 2018, grant income was realized as it relates to the Company's Irish subsidiary.

(3)	Represents the difference between the proceeds from the sale of operating equipment and sale of the Ireland building and the carrying value shown on the Company’s books.

(4)	Represents the equity-based compensation benefit and expense recognized by the Company under its 2007 Long-Term Incentive Plan due to granting of awards, awards not vesting and/or forfeitures.

(5)	Represents the increase in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

(6)	Represents costs related to expansion of one of the plant locations that are required to be expensed as incurred.

Contacts

SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com